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                                                                Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this registration statement on Form S-1 of our report dated December 7, 2001, on the balance sheet of New UnitedGlobalCom, Inc. (now known as UnitedGlobalCom, Inc.) as of September 30, 2001 and to all references to our firm included in this registration statement.


                                       ARTHUR ANDERSEN LLP


Denver, Colorado
February 12, 2002